Exhibit (h)(5)

PNC Global Investment Servicing
P.O. Box 9699
Providence, Rhode Island 02940
Attn: Peter L. Tenggren, Senior Vice President

          Re: Transfer Agency and Services Agreement

Ladies and Gentlemen:

          Reference is made to the Transfer Agency and Services Agreement, dated as of January 1, 2006 (as amended to date, the “Agreement”), by and among PNC Global Investment Servicing (formerly known as PFPC Inc.), and certain registered management investment companies affiliated with Legg Mason, Inc.

          Please be advised that each of Legg Mason Partners Equity Trust, Legg Mason Partners Income Trust and Legg Mason Partners Money Market Trust (each, a “Trust” and together, the “Trusts”) has established certain new series as set forth opposite such Trust’s name on Appendix A hereto (the “Funds”). In accordance with the terms of the Agreement, each Trust hereby requests that you render services as transfer agent with respect to its Funds under the terms of the Agreement.

Exhibit (h)(5)

     Please sign below to acknowledge your receipt of this notice adding the Funds as beneficiaries under the Agreement.

LEGG MASON PARTNERS EQUITY TRUST
on behalf of its series set forth on Appendix A hereto

By:	/s/ R. Jay Gerken
Name:	R. Jay Gerken
Title:	President, Chairman and CEO

LEGG MASON PARTNERS INCOME TRUST
on behalf of its series set forth on Appendix A hereto

By:	/s/ R. Jay Gerken
Name:	R. Jay Gerken
Title:	President, Chairman and CEO

LEGG MASON PARTNERS MONEY MARKET TRUST
on behalf of its series set forth on Appendix A hereto

By:	/s/ R. Jay Gerken
Name:	R. Jay Gerken
Title:	President, Chairman and CEO

PNC GLOBAL INVESTMENT SERVICING

By:	/s/ Peter L. Tenggren
Name:	Peter L. Tenggren
Title:	Senior Vice President and Managing Director

Exhibit (h)(5)

Appendix A

Trust	Fund
Legg Mason Partners Equity Trust	Legg Mason Partners Equity Income Builder Fund
Legg Mason Partners Target Retirement 2015
Legg Mason Partners Target Retirement 2020
Legg Mason Partners Target Retirement 2025
Legg Mason Partners Target Retirement 2030
Legg Mason Partners Target Retirement 2035
Legg Mason Partners Target Retirement 2040
Legg Mason Partners Target Retirement 2045
Legg Mason Partners Target Retirement 2050
Legg Mason Partners Target Retirement Fund
Legg Mason Partners 130/30 U.S. Large Cap Equity Fund
Legg Mason Partners U.S. Large Cap Equity Fund

Legg Mason Partners Income Trust	Legg Mason Partners Global Income Fund

Legg Mason Partners Money Market Trust	Western Asset AMT Tax Free Money Market Fund